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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated October 29, 1998, on our audits of the combined financial statements as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 of Interstate Hotels Management, Inc.



/s/ PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
November 10, 1998